UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________________________________________

FORM 8-K

_________________________________________________________

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 17, 2019

 _________________________________________________________

SPEEDWAY MOTORSPORTS, LLC

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	1-13582 (Commission File Number)	51-0363307 (I.R.S. Employer Identification No.)

5555 Concord Parkway South Concord, North Carolina 28027 (Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 455-3239

Speedway Motorsports, Inc.

(Former name or address, if changed since last report)

____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	TRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, Speedway Motorsports, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated July 23, 2019, with Sonic Financial Corporation, a North Carolina corporation (“Parent”), and Speedco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, Purchaser conducted a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at an offer price of $19.75 per Share in cash (the “Offer Price”), net to the holder, without interest thereon, and subject to any withholding of taxes, on and subject to the terms and conditions set forth in the Merger Agreement.

The Offer and withdrawal rights expired one minute past 11:59 p.m., New York City time, on September 16, 2019 (the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), has advised Parent and Purchaser that, as of immediately prior to the Expiration Time, a total of 7,414,631 Shares had been validly tendered (and not validly withdrawn) pursuant to the Offer, representing approximately 64.8% of the 11,434,595 outstanding Shares owned by the Public Stockholders (as defined in the Merger Agreement). In addition, Notices of Guaranteed Delivery have been delivered for 3,524,141 Shares, representing approximately 30.8% of the outstanding Shares owned by the Public Stockholders.

The number of Shares that had been validly tendered (and not validly withdrawn) pursuant to the Offer (excluding Shares tendered pursuant to Notices of Guaranteed Delivery for which certificates or confirmations of book-entry transfer had not yet been received by the Depositary) immediately prior to the Expiration Time satisfied the Minimum Condition (as defined in the Merger Agreement), and all other conditions to the Offer were satisfied or waived. Promptly after the Expiration Time, Purchaser accepted for payment all Shares validly tendered (and not validly withdrawn) pursuant to the Offer. On September 17, 2019, the Company and Parent issued a press release announcing the expiration and results of the Offer. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 17, 2019 at 11:25 a.m. (the “Merger Effective Time”), following consummation of the Offer, Purchaser merged with and into the Company, and the Company became a wholly owned subsidiary of Parent. The Merger was consummated pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to the filing of a Certificate of Merger (the “Certificate of Merger”) which, based on the number of Shares held by Parent, permitted the consummation of the Merger without any vote of the Company’s stockholders. At the Merger Effective Time, each outstanding Share (other than Shares held by the Company, any of its subsidiaries, Parent, Purchaser or any other wholly owned subsidiary of Parent, or by any stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL) was converted into the right to receive the Offer Price of $19.75 in cash, without interest and less any required withholding taxes. A copy of the Certificate of Merger is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

At the Merger Effective Time, each vested or unvested option to purchase Shares that was unexpired, unexercised and outstanding immediately before the Merger Effective Time was deemed fully vested and was cancelled and converted into the right to receive an amount equal to the product of (1) the excess, if any, of (i) the Offer Price over (ii) the per share exercise price of such option, and (2) the total number of Shares subject to such option immediately before the Merger Effective Time, without interest and subject to reduction for any applicable withholding taxes. Also at the Merger Effective Time, each vested and unvested restricted stock unit, share of restricted stock and share of performance-based restricted stock of the Company that was unexpired and outstanding immediately before the Merger Effective Time was deemed fully vested (and any performance vesting conditions for which the level of performance vesting had not been determined were deemed achieved at target performance levels) and was cancelled and converted into the right to receive an amount in cash equal to the product of the Offer Price and the total number of Shares subject to such restricted stock unit, or the total number of shares of restricted stock or performance-based restricted stock, as applicable, immediately before the Merger Effective Time, without interest and subject to reduction for any applicable withholding tax.

Following the completion of the Merger, the newly constituted board of directors of the Company approved, and recommended that the sole stockholder of the Company approve, a plan of conversion to effect the conversion of the Company from a Delaware corporation to a Delaware limited liability company (the “Conversion”) and a change in the Company’s name to Speedway Motorsports, LLC (the “Converted Company”), which plan was subsequently approved by Speedway Holdings II, LLC, a North Carolina limited liability company and the sole stockholder of the Company following the transactions contemplated by the Merger Agreement (“Holdings”), by written consent. The Conversion was effected as of 12:01 a.m. on September 18, 2019 pursuant to the filing of a certificate of conversion with the Secretary of State for the State of Delaware, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 24, 2019, which is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

In connection with the transactions described in the Introductory Note, on September 17, 2019, the Company entered into a Second Amended and Restated Credit Agreement (as it may be amended, modified or supplemented from time to time, the “Second A&R Credit Agreement”) by and among Speedway Funding, LLC, a wholly owned subsidiary of the Company (“Speedway Funding” and, together with the Company, the “Borrowers”), Holdings and certain subsidiaries of Holdings, as guarantors, and the various lenders identified on the signature pages thereto (collectively, the “Initial Lenders”), including Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Bank, National Association, SunTrust Bank and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, First Tennessee Bank, National Association, PNC Bank, National Association, Comerica Bank and Fifth Third Bank, as Co-Documentation Agents and BofA Securities, Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners. The Second A&R Credit Agreement amended and restated the Amended and Restated Credit Agreement, dated as of December 29, 2014, as amended (the “Prior Credit Facility”), among the Borrowers and certain of the Company’s subsidiaries from time to time party thereto, as guarantors, and the various financial institutions party thereto, as lenders.

The Second A&R Credit Agreement provides for credit facilities comprised of a five-year senior secured term loan in an aggregate principal amount of $250 million (the “Term Loan Facility”), drawn by Speedway Funding in a single advance on September 17, 2019 for the permitted purposes set forth below. The Second A&R Credit Agreement also provides for a five-year senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the “Term Loan Facility”, the “Credit Facilities”) with a sublimit of up to $50,000,000 available for standby letters of credit (the “Letters of Credit”) and a sublimit of up to $10,000,000 available for swingline loans (the “Swingline Loans”). In addition, subject to certain conditions, including the absence of any event of default under the Second A&R Credit Agreement, the Borrowers may establish one or more additional tranches of term loans in an aggregate additional amount of up to $200,000,000 plus amounts voluntarily prepaid on the Term Loan Facility or the Revolving Credit Facility, subject to certain limitations and conditions.

The Borrowers shall be jointly and severally liable for borrowings under the Credit Facilities. Borrowings under the Credit Facilities may be used (i) to pay the consideration payable in respect of the Shares in the Offer and the Merger and in respect of options, restricted stock and restricted stock units in the Merger, (ii) to pay fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement, and (iii) to finance (a) working capital needs of Holdings and its subsidiaries, (b) letter of credit needs, (c) general corporate needs and capital expenditures, (d) certain investments and (e) the acquisition of additional motor speedways and related businesses.

The borrowings under the Credit Facilities will bear interest at a rate equal to either (i) LIBOR (or the applicable successor rate), plus a margin ranging from 1.25% to 2.25% depending on Holdings’ ratio (the “Consolidated Total Leverage Ratio”) of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) or, at the option of the Borrowers, (ii) the “Base Rate,” which is the highest of (a) Bank of America’s prime rate, (b) the Federal Funds Rate (as defined in the Second A&R Credit Agreement) plus 0.5%, and (c) the Eurodollar Rate (as defined in the Second A&R Credit Agreement) plus 1%, plus a margin ranging from 0.25% to 1.25% depending on the Consolidated Total Leverage Ratio.

In addition to paying interest on outstanding borrowings, the Company is required to pay (1) a commitment fee equal to a margin ranging from 0.25% to 0.40% depending on the Consolidated Total Leverage Ratio, multiplied by the actual daily unused amounts available for borrowing under the Credit Facilities (Swingline Loans will not be considered for purposes of this calculation), and (2) certain customary fees associated with syndicated credit facilities generally and the issuance of letters of credit.

Loans under the Revolving Credit Facility may be made on a revolving basis up to the full amount of the Revolving Credit Facility provided, however, that not more than $20,000,000 of revolving credit facility shall be outstanding under the Revolving Credit Facility on the date of the Merger Effective Time, which outstanding amount shall result only from borrowings under the Revolving Credit Facility the proceeds of which are used for consideration or fees related to the transactions contemplated by the Merger Agreement. Letters of Credit may be issued up to the sublimit for Letters of Credit. The Term Loan Facility is subject to quarterly amortization of principal in an amount equal to 1.25% of the outstanding amount thereof for an annual amortization amount of 5% of the initial aggregate principal amount of the Term Loan Facility, and the remaining outstanding principal amount, together with accrued and unpaid interest, due on the maturity date of the Term Loan Facility.

Subject to certain exceptions, all obligations under the Credit Facilities are guaranteed by Holdings, and each existing and future direct and indirect domestic subsidiary with assets constituting more than 5% of consolidated assets of Holdings and its subsidiaries as of the end of the immediately preceding fiscal quarter or that generates more than 5% of consolidated EBITDA of Holdings and its subsidiaries for four consecutive fiscal quarters ending as of the end of the immediately preceding fiscal quarter (each, a “Guarantor”). The Second A&R Credit Agreement and any treasury management, interest protection or other hedging arrangements entered into with a lender (or any affiliate thereof) are guaranteed by each Guarantor (except to the extent that any portion of any such guaranty is or becomes illegal because the applicable Guarantor fails, for any reason, to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.)).

The Second A&R Credit Agreement contains financial covenants, including covenants requiring the Company to maintain:

(i) a Consolidated Total Leverage Ratio at the end of each fiscal quarter of no more than (a) 5.00 to 1.0 through the fiscal quarter ending December 31, 2020, (b) 4.50 to 1.0 for the fiscal quarter ending March 31, 2021 and continuing through the fiscal quarter ending December 31, 2021, (c) 4.00 to 1.0 for the fiscal quarter ending March 31, 2022 and continuing through the fiscal quarter ending December 31, 2022 and (d) 3.5 to 1.0 for the fiscal quarter ending March 31, 2023 and for each fiscal quarter ending thereafter; and

(ii) a Consolidated Interest Coverage Ratio (as defined in the Second A&R Credit Agreement) of no less than 3.00 to 1.0 at the end of each fiscal quarter.

The Second A&R Credit Agreement contains provisions substantially identical to those set forth in the Prior Credit Facility, including customary representations and warranties, affirmative covenants (including, among other things, delivery of financial statements and other information, maintenance of property, maintenance of insurance, maintenance of books and records and compliance with laws), negative covenants (including, among other things, restrictions on indebtedness, investments, capital expenditures, liens, sales of assets, affiliate transactions, dividends and other distributions), financial maintenance covenants and provisions regarding events of default (including provisions relating to changes of control).

On September 17, 2019, the Company and certain other subsidiaries and affiliates of the Company (the “Pledgors”) also entered into a Second Amended and Restated Pledge Agreement (the “Pledge Agreement”) in favor of Bank of America, N.A., as Administrative Agent under the Second A&R Credit Agreement. Under the Pledge Agreement, each of the Pledgors granted the lenders first priority (subject to certain exceptions) liens and security interests in all shares of capital stock of (or other ownership or profit interests in) each of their subsidiaries (with certain limitations with respect to “controlled foreign corporations” under Section 957 of the Internal Revenue Code) and proceeds thereof. The liens and security interests ratably secure the obligations of the relevant parties with respect to the Second A&R Credit Agreement and any treasury management, interest protection or other hedging arrangements entered into with a lender (or an affiliate thereof).

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R Credit Agreement and the Pledge Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Plan of Conversion

On September 17, 2019, the Company adopted that certain Plan of Conversion (the “Plan of Conversion”) that sets forth the plan under which the Conversion was effected. Under the Plan of Conversion, (1) the certificate of conversion and certificate of formation of the Company was approved for filing with the Secretary of State for the State of Delaware, and (2) the form of limited liability company agreement of the Company (the “Operating Agreement”) was approved. The Plan of Conversion also provided that the officers of the Company immediately prior to the Conversion would continue as the officers of the Converted Company and that all outstanding capital stock of the Company immediately prior to the Conversion would be converted into a 100% membership interest of the Converted Company, and that the sole stockholder of the Company immediately prior to the Conversion would become the sole member of the Converted Company.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Conversion, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Operating Agreement

On September 18, 2019, immediately upon the effectiveness of the Conversion, the Company and Holdings, its sole member, entered into the Operating Agreement. The Operating Agreement sets forth the terms and conditions on which the Converted Company will be governed. The Operating Agreement vests complete authority and control over the management and business and affairs of the Converted Company in a board of directors (the “Converted Company Board”) whose members are determined by the sole member of the Converted Company. The Operating Agreement also provides that the Converted Company Board may (1) appoint officers to carry out the day-to-day business of the Company and (2) cause the Company to make distributions to the sole member in such amounts and at such times as the Converted Company Board shall determine from time to time. The Operating Agreement provides that the Company is to be treated as a disregarded entity for federal and state income tax purposes and also contains customary provisions regarding indemnification of members and directors and limitations on liability.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Operating Agreement, which is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of September 17, 2019, following consummation of the Merger, the Company terminated the Speedway Motorsports, Inc. 2004 Stock Incentive Plan, as amended and restated as of February 10, 2009, the Speedway Motorsports, Inc. 2013 Stock Incentive Plan, as amended and restated as of April 19, 2017, the Speedway Motorsports, Inc. 2018 Formula Restricted Stock Plan for Non-Employee Directors, as adopted as of March 7, 2018 and the Speedway Motorsports, Inc. Employee Stock Purchase Plan, as amended and restated as of March 1, 2004.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, promptly after the Expiration Time, Purchaser accepted for payment all Shares validly tendered (and not validly withdrawn) pursuant to the Offer. On September 17, 2019, the Merger was consummated pursuant to Section 251(h) of the DGCL.

The aggregate consideration paid by Purchaser in the Offer and Merger to purchase all outstanding Shares (other than Shares held by the Company, any of its subsidiaries, Parent, Purchaser or any other wholly owned subsidiary of Parent, or by any stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL, but including Shares tendered pursuant to Notices of Guaranteed Delivery) and other equity-based securities of the Company pursuant to the Offer and the Merger, including the related fees and expenses, was approximately $264 million. The aggregate consideration, including the related fees and expenses, will be funded with borrowings under the Second A&R Credit Agreement and available cash on hand.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 above, on September 17, 2019, the Borrowers entered into the Second A&R Credit Agreement and borrowed $250,000,000 million under the Second A&R Credit Agreement. The information included under the heading “Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company (1) notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger and (2) requested that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also requested that trading of Shares on the NYSE be suspended before the open of trading on September 18, 2019. As a result, the Shares were no longer listed on the NYSE effective September 18, 2019. The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.02	Unregistered Sales of Equity Securities.

On September 18, 2019, at the effective time of the Conversion (the “Conversion Effective Time”) and as a result of the Conversion, all outstanding shares of capital stock of the Company were cancelled and the Converted Company issued a 100% membership interest in the Converted Company to Holdings as the sole member of the Converted Company. Such membership interest was issued in a transaction exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, such interest may not be transferred except under an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The information included under the heading “Plan of Conversion” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 1.01, 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Offer and the Merger, a change in control of the Company occurred. Upon the Merger Effective Time, the Company became a wholly owned subsidiary of Holdings, which is a wholly owned subsidiary of Parent. The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Merger Effective Time and as a result of the Merger, Marcus G. Smith and William R. Brooks, the directors of Purchaser immediately prior to the Merger Effective Time, became the directors of the Company, and the officers of the Company immediately prior to the Merger Effective Time remained the officers of the Company as the surviving corporation. In connection with the Merger, at the Merger Effective Time, each of the directors of the Company other than Marcus G. Smith and William R. Brooks resigned as directors of the Company, and from all committees of the boards of directors of the Company. Each director resigned in accordance with the terms of the Merger Agreement and in connection with the consummation of Merger and the transactions contemplated thereby, and no director resigned because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

At the Conversion Effective Time and as a result of the Conversion, the officers of the Company immediately prior to the Conversion Effective Time became the officers of the Converted Company and O. Bruton Smith, Marcus G. Smith, B. Scott Smith and William R. Brooks were appointed to the Converted Company Board.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Merger Effective Time, the Company’s certificate of incorporation was amended and restated to read as the certificate of incorporation of Purchaser as in effect immediately prior to the Merger Effective Time (except for the provisions relating to the name and the registered agent, which were not amended), and the Company’s bylaws were amended and restated to read in their entirety as the bylaws of Purchaser in effect at the Effective Time. Copies of the Certificate of Incorporation and Bylaws effective as of the Merger Effective Time are filed as Exhibits 3.4 and 3.5 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

At the Conversion Effective Time, the Company converted its form of business organization from a Delaware corporation to a Delaware limited liability company pursuant to a Plan of Conversion. The information contained under the heading “Plan of Conversion” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. The foregoing descriptions of the Plan of Conversion, the Certificate of Conversion, the Operating Agreement, and the Certificate of Formation, do not purport to be complete and are qualified in their entirety by reference to Exhibits 2.2, 3.2, 3.3, and 3.6 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information contained under the heading “Plan of Conversion” in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description
2.1*

Agreement and Plan of Merger, dated as of July 23, 2019, by and among Speedway Motorsports, Inc., Sonic Financial Corporation and Speedco, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on July 24, 2019)

2.2*	Plan of Conversion of Speedway Motorsports, Inc. into Speedway Motorsports, LLC
3.1	Certificate of Merger of Speedco, Inc. into Speedway Motorsports, Inc.
3.2	Certificate of Conversion of Speedway Motorsports, Inc., a Delaware corporation, into Speedway Motorsports, LLC, a Delaware limited liability company
3.3	Operating Agreement of Speedway Motorsports, LLC
3.4	Amended and Restated Certificate of Incorporation of Speedway Motorsports, Inc. (included in Exhibit 3.1)
3.5	Bylaws of Speedway Motorsports, Inc.
3.6	Certificate of Formation of Speedway Motorsports, LLC dated September 17, 2019
10.1

Second Amended and Restated Credit Agreement dated as of September 17, 2019 by and among the Company and Speedway Funding LLC, as borrowers, certain subsidiaries of the Company, as guarantors, the lenders named therein, including Bank of America, N.A. as agent for the lenders and a lender

10.2

Second Amended and Restated Pledge Agreement dated September 17, 2019 by the Company, Speedway Funding, LLC and certain subsidiaries of the Company, as pledgors, in favor of Bank of America, N.A., as agent for the lenders

99.1	Press Release issued by the Company and Parent on September 17, 2019

*     Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2019
SPEEDWAY MOTORSPORTS, LLC

	By:	/s/ J. Cary Tharrington IV
Name: J. Cary Tharrington IV
Title: Senior Vice President, Secretary and General Counsel